Exhibit 99.1

IKON TO PRESENT AT THE CITIGROUP
2006 SMALL & MID-CAP CONFERENCE

FOR RELEASE: THURSDAY, MARCH 2, 2006

MALVERN, Pa.— IKON Office Solutions (NYSE:IKN), the world’s largest independent channel for document management systems and services, announced today that Matthew J. Espe, IKON’s Chairman and Chief Executive Officer, will be speaking at the Citigroup 2006 Small & Mid-Cap Conference on March 15, 2006 at the Four Seasons Hotel in Las Vegas.

The live webcast of the slide presentation is scheduled to begin at 9:25 a.m. PT / 12:25 p.m. ET and will be available at http://www.veracast.com/webcasts/citigroup/small-mid06/22203455.cfm and on the Company’s website at http://www.ikon.com/about/ir/events/ shortly before the presentation begins.

An audio replay of the presentation with slides will be available on IKON’s website one hour after the live webcast. The replay will be accessible for approximately 90 days.

About IKON
IKON Office Solutions, Inc. (www.ikon.com), the world’s largest independent channel for copier, printer and MFP technologies, delivers integrated document management solutions and systems, enabling customers worldwide to improve document workflow and increase efficiency. IKON integrates best-in-class systems from leading manufacturers, such as Canon, Ricoh, Konica Minolta, EFI and HP, and document management software from companies like Captaris, Kofax and others, to deliver tailored, high-value solutions implemented and supported by its global services organization—IKON Enterprise Services. With fiscal year 2005 revenue of $4.4 billion, IKON has approximately 26,000 employees in 450 locations throughout North America and Western Europe.

FIKN
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